UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

Sanara MedTech Inc.
 Formerly
Wound Management Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817)-529-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

The previously announced 1-for-100 reverse stock split of the Company's issued and outstanding shares of common stock became effective at the commencement of trading on May 10, 2019. Concurrent with the reverse stock split, the Company changed its corporate name from Wound Management Technologies, Inc. to Sanara MedTech Inc.

The reverse stock split does not change a shareholder’s ownership percentage of the Company's common stock, except for the small effect where the reverse stock split would result in a shareholder owning a fractional share. No fractional shares will be issued as a result of the reverse split. Shareholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment based on the market price of a share of the common stock on May 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANARA MEDTECH INC. Formerly WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: May 16, 2019	By:	/s/ Michael McNeil
Name: Michael McNeil
Title: Chief Financial Officer